Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Amended and Restated 2006 Equity Incentive Plan of our report dated March 15, 2013 relating to the consolidated financial statements and financial statement schedule of BroadVision, Inc., which are included in  its Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission.

/s/ OUM & CO. LLP

San Francisco, California

March 15, 2013